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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 19, 2005

Date of Report (Date of earliest event reported)

Tripos, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(314) 647-1099

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index on Page 3

Item 2.05. Costs Associated with Exit or Disposal Activities

The following information is furnished pursuant to Item 2.05, Costs Associated with Exit or Disposal Activities.

On December 19, 2005, Tripos, Inc. issued a press release announcing that that it intends to streamline its Discovery Research business and has initiated the 30-day consultation period with employees mandated by U.K. law when job losses are expected in the range of 20 to 99 positions. A copy of Tripos, Inc.'s press release is incorporated herein by reference and is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits

Exhibits

99.1 Press release dated December 19, 2005, issued by Tripos, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPOS, INC.

By: /s/ B. James Rubin

B. James Rubin

Sr. Vice President

Chief Financial Officer

Date: December 19, 2005

INDEX TO EXHIBITS

Exhibit No. Description

99.1 Press release dated December 19, 2005, issued by Tripos, Inc.

Exhibit 99.1

Contacts:

Tripos, Inc.

Jim Rubin

Chief Financial Officer

(314) 647-8837

(Media only)

Waggener Edstrom Worldwide

Bioscience and Healthcare Practice

Lisa Osborne

Account Director

(202) 326-0793

lisao@WaggenerEdstrom.com

For Release 8 a.m. EST

Dec. 19, 2005

Tripos Announces Streamlining of Its Discovery Research Business

Action is Expected to Result in Job Losses, Principally in the U.K.

ST. LOUIS - Dec. 19, 2005 - Tripos, Inc. (Nasdaq: TRPS), a leading provider of drug discovery chemistry and informatics products and services, today announced that it intends to streamline its Discovery Research business and has initiated the 30-day consultation period with employees mandated by U.K. law when job losses are expected in the range of 20 to 99 positions. Any headcount reduction, which will reflect the evaluation and signing of certain pipeline opportunities, is expected to be finalized by the end of January 2006. Tripos Discovery Research Ltd. (TDR) currently has 164 employees, most of which are based at its facility in England.

"Any staff reduction would be a difficult but necessary decision to ensure the success and future growth of the company," said Dr. John P. McAlister, president and CEO of Tripos. "As our four-year $90 million file enrichment project with Pfizer Inc. draws to a close, we are carefully evaluating the staffing levels necessary to continue to provide the highest quality service to our customers as well as our new business prospects. We do not expect this action to affect existing and future customer relationships. Furthermore, Tripos remains committed to its Discovery Research business as demonstrated by our investment in the Tripos Discovery Research Center and recent launch of the LeadDiscovery™ program."

TDR will retain its focus on providing high-value, knowledge-led research services in partnership with a growing range of collaborators in the life science industry. Specifically, TDR will continue to provide integrated medicinal chemistry services to accelerate hit finding, lead discovery and lead optimization drug discovery processes for its clients. In addition, it will offer compound collection enhancement activities that leverage its unique design, high-speed production and purification skills. The LeadDiscovery program launched in August, which generates novel libraries directed toward druggable gene family target classes (initially GPCRs and kinases), will be complemented by a new hit and lead-profiling biological screening service and the launch of next-generation LeadQuest®, a new range of compounds with lead-like properties.

Dr. Mark Allen, senior vice president and managing director of TDR, added, "I am extremely proud of my colleagues at TDR and the dedication and innovation that they have demonstrated over the years. We continue to provide high-quality products and services to our customers, and are actively pursuing developing business opportunities, and signing new deals."

Tripos plans to offer any affected employees severance packages and also assist those employees with outplacement services. The financial impact of this action will be provided as it becomes available.

General

This press release contains forward-looking statements concerning, among other things: (1) expectations regarding future revenues and earnings, product introductions, growth in product sales, resource allocation and capacity; (2) expectations regarding existing and future opportunities for drug discovery collaborations; and (3) expectations regarding the success of Tripos' LeadDiscovery program. These statements are based upon numerous assumptions which Tripos cannot control and involve risks and uncertainties that could cause actual results to differ. These statements should be understood in light of the risk factors set forth in the Company's filings with the Securities and Exchange Commission, including, without limitations those factors set forth in the Company's Form 10-K for the fiscal year ended Dec. 31, 2004, and from time to time in the Company's periodic filings with the Securities and Exchange Commission. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About Tripos, Inc.

Tripos (Nasdaq: TRPS) combines leading-edge technology and innovative science to deliver consistently superior chemistry-research products and services for the biotechnology, pharmaceutical and other life science industries. Within Tripos' Discovery Informatics (DI) business, the company provides software products and consulting services to develop, manage, analyze and share critical drug discovery information. Within Tripos' Discovery Research (DR) business, Tripos' medicinal chemists and research scientists partner directly with clients in their research initiatives, leveraging state-of-the-art information technologies and research facilities. Further information on Tripos can be found at http://www.tripos.com.

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Tripos and the Tripos logo are registered trademarks of Tripos, Inc., and/or its affiliates in the United States and certain other countries.

All other trademarks mentioned in this document are the property of their respective owners.